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                                                                    EXHIBIT 10.5

                                  AMENDMENT TO
                           SEARCH CAPITAL GROUP, INC.
                   EMPLOYEE STOCK OWNERSHIP PLAN (THE "PLAN")

Effective January 1, 1989, the Plan shall be amended as follows:

1.       Section 1.15 shall be amended to read as follows:

                 Effective Date. January 1, 1989.

2.       Section 1.31 of the Plan shall be amended to read as follows:

                 Plan. This Search Capital Group, Inc. Employee Stock Ownership Plan (As Amended and Restated Effective January 1, 1989).

3.       Section 15.01(f) of the Plan shall be amended to read as follows:

                 (f) "Employer Security" means common stock issued by the Employer (or by a corporation which is a member of the same controlled group) which is readily tradable on an established securities market. If there is no common stock which is readily tradable on an established securities market, the term "Employer Securities" means common stock issued by the Employer (or by a corporation which is a member of the same controlled group) having a combination of voting power and dividend rights equal to or in excess of -

                          (a) that class of common stock of the Employer (or of any controlled group member) having the greatest voting power, and

                          (b) that class of common stock of the Employer (or of any controlled group member) having the greatest dividend rights.

                 Noncallable preferred stock shall also be treated as Employer Securities if such stock is convertible at any time into stock which meets the above requirements and if such conversion is at a conversion price which (as of the date of the acquisition by the Plan) is reasonable. For purposes of the preceding sentence, preferred stock shall be treated as noncallable if after the call there will be a reasonable opportunity for a conversion which meets the requirements of the preceding sentence.

4.       Section, 15.05 of the Plan shall be amended to read as follows:

                 15.05 Payment of Purchase Price. If the Employer (or the Trustee) exercises an option to purchase a Participant's Employer Securities pursuant to an offer given under Section 15.04, the purchaser(s) shall make payment in lump sum or, if the Employer Securities were distributed in a total distribution (defined below), in substantially equal installments over a period not exceeding five
         (5) years. The purchaser(s) shall evidence the obligation to pay the balance, if any,
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         of the purchase price by executing a promissory note, delivered to the selling Participant at the Closing. The note delivered at Closing shall bear interest at one percent (1%) above the prime interest rate of a bank, selected by the Plan Administrator, in effect at the Closing Date and in effect on each subsequent principal payment date. The note shall provide for equal annual installments with interest payable with each installment, the first installment being due and payable one (1) year after the Closing Date. The note further shall provide for acceleration in the event of thirty (30) days' default of the payment of interest or principal and in whole or in part at any time or times without penalty; provided, however, the purchaser(s) shall not have the right to make any prepayment during the calendar year or fiscal year of the Participant (Beneficiary) in which the Closing Date occurs. In the event of a total distribution, the Employer must provide adequate security when the put option is paid over time. For purposes of this Section 15.05 "total distribution" shall mean a distribution within one taxable year to the recipient of the balance to the credit of the recipient's Account).


                                              /s/ CAROLYN J. MALONE
                                              ----------------------------------
                                        Name: /s/ CAROLYN J. MALONE
                                              ----------------------------------

                                        Title
                                        of Officer: Vice President
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